UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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LCA-VISION INC.
(Name of Registrant as Specified in Its Charter)

STEPHEN N. JOFFE CRAIG P.R. JOFFE ALAN H. BUCKEY JASON T. MOGEL ROBERT PROBST EDWARD J. VONDERBRINK ROBERT H. WEISMAN THE LCA-VISION FULL VALUE COMMITTEE
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On March 17, 2009, the Committee delivered the following letter to John Hassan, the Chairman of the Company's Audit Committee:

THE LCA-VISION FULL VALUE COMMITTEE
9560 Montgomery Road
Cincinnati, OH 45242

March 17, 2009
John Hassan

Chair, Audit Committee

Board of Directors, LCA-Vision, Inc.

On March 4, 2009 LCA-Vision, Inc. (LCAV) filed a series of Form 4’s with the Securities and Exchange Commission announcing stock option grants to senior executives in the following amounts:

Steve Straus - 108,816 options; Mike Celebrezze - 85,497 options; Steve Jones - 85,497 options; and Dave Thomas - 85,497 options.

These option grants, representing approximately 2% of LCAV’s outstanding stock, greatly exceeded the authority granted to the Compensation Committee of the Board of Directors by LCAV’s stockholders under the 2006 Stock Incentive Plan (the Plan) as approved at the 2006 annual meeting.  The internal control system in place at LCAV did not detect that a significant error had occurred.  While you and the other independent directors serve on the Compensation Committee (the Committee), not one of you apparently knew the rules of the Plan.  Internal legal counsel signed off on and filed the form 4s, but apparently was unaware of the significant error.  Outside legal counsel - who helped draft the Plan and who routinely attends Board meetings – apparently did not catch the significant error.  The Chief Executive Officer and the Chief Financial Officer, who were among the recipients of these grants and who are responsible for certifying there are no material weaknesses in internal control for purposes of Sarbanes-Oxley, should have known that they were not eligible to receive these grants.

In fact, it was not until the LCA-Vision Full Value Committee wrote a letter, dated as of March 9, 2009, to the Compensation Committee questioning the Committee’s authority to issue these options that the Board, management, and attorneys even realized a significant error had been made.  How can management assert that the internal control system is functioning effectively?

The Compensation Committee of the Board is charged with the responsibility to administer the Plan as approved by stockholders.  Yet when LCAV announced the options were to be rescinded, the statement read, “Upon the recommendation of the company’s chief executive officer, the Committee, with the consent of the optionees, has rescinded all of the options granted in 2009.”  Apparently the Chief Executive Officer and the optionees do not understand that it is not within their authority to administer the Plan.  Rather, it should be William Bahl’s role, as Chair of the Compensation Committee, to recommend to the Committee that the options be rescinded because the grants exceeded the authority granted to the Committee by stockholders.  Given the clear failures in internal controls at various levels that went entirely undetected, we question how LCAV’s management can assert there are no material weaknesses in internal control under Sarbanes-Oxley, and how Ernst & Young as LCAV’s auditors were able to get comfortable in connection with such matters.

cc:           Chris Reid & Mike Bruggeman
Ernst & Young